EXHIBIT 23.2

[CASTAING, HUSSEY & LOLAN, LLC LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of IBERIABANK Corporation on Form S-8 of our report dated February 16, 2007, on our audits of the consolidated financial statements of IBERIABANK Corporation and Subsidiary as of December 31, 2006 and for the years ended December 31, 2006 and 2005, appearing in the Annual Report on Form 10-K of IBERIABANK Corporation for the year ended December 31, 2007.

/s/ Castaing, Hussey & Lolan, LLC
Castaing, Hussey & Lolan, LLC
New Iberia, Louisiana
June 17, 2008